EXHIBIT 1
                                                                       ---------

                                                                  EXECUTION COPY


THE SECURITY REPRESENTED BY THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.



                      AMENDED AND RESTATED PROMISSORY NOTE


$2,000,000                                                  NEW YORK, NEW YORK
                                                              JANUARY 12, 2006

         FOR VALUED RECEIVED, the undersigned, Trinsic, Inc., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of The 1818 Fund III, L.P., a Delaware limited partnership, or its successors or permitted assigns (the "LENDER"), the principal sum of Two Million United States dollars ($2,000,000.00) together with accrued but unpaid interest on the outstanding principal balance due to the Lender under this Amended and Restated Promissory Note (this "NOTE") at the annual rate indicated below and payable in accordance with Section 1 hereof, immediately upon demand by the Lender (the date of any such demand, the "MATURITY DATE").

         This Note amends, restates and supersedes in its entirety, but does not extinguish the indebtedness evidenced by, that certain Note dated as of December 15, 2005, in the original principal amount of One Million United States dollars ($1,000,000.00) executed by Borrower and payable to Lender (the "ORIGINAL NOTE"). The Borrower acknowledges that as of the date hereof, the principal amount outstanding on the Original Note is $1,000,000.00 and the accrued and unpaid interest under the Original Note is $9,666.67. The Borrower acknowledges receipt on the date hereof of an additional advance from Lender, evidenced by this Note, in the principal sum of $1,000,000.00.

         This Note is subject to the following terms and conditions:

         SECTION 1. INTEREST RATE AND PAYMENT. Interest on the principal amount outstanding from time to time under this Note shall accrue at the rate of twelve percent (12%) per annum, shall be based on a 360 day year of twelve 30 day months and shall be due and payable in arrears in cash to the Lender on each date that is the first Business Day (as defined below) of the months January, April, July and October commencing as of the date hereof. Notwithstanding the foregoing provisions of this Section 1, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment of principal or interest was due to the date of actual payment, at the then current rate of interest plus two percent (2%) per annum, and, upon and during the continuance of an Event of Default (as defined below), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at the then current rate of interest plus two percent (2%) per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next date payment of interest was due after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply. Payment of principal and interest to the Lender shall be made in lawful money of the United States by wire transfer of immediately available funds to an account designated by the Lender in writing on the date such payment is due. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. For purposes of this Note, a "Business Day" means a day other than Saturday, Sunday or other day on which banks in the State of New York are authorized or required to close.

         SECTION 2. OPTIONAL PREPAYMENT. The Borrower shall have the right to prepay the Lender, without premium or penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of this Note, together with accrued interest on the principal amount prepaid.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender that as of the date hereof:

                    (a) ORGANIZATION; POWER AND AUTHORITY. The Borrower and each subsidiary of the Borrower who is party to a Collateral Document (as defined below) is a corporation duly formed, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to conduct its businesses as now conducted or presently contemplated and to make the borrowings evidenced by this Note and to enter into the Collateral Documents.

                    (b) AUTHORIZATION, ENFORCEABILITY, ETC. This Note and each Collateral Document has been duly authorized by all necessary corporate action on the part of the Borrower and each subsidiary of the Borrower who is a party to a Collateral Document, constitutes a legal, valid and binding obligation of the Borrower and each subsidiary of the Borrower who is party thereto enforceable against the Borrower and any such subsidiary in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (c) COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Borrower and any subsidiary of the Borrower of this Note and the Collateral Documents, as the case may be, will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Borrower or any subsidiary of the Borrower under, any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other material agreement, lease or instrument to which the Borrower or any subsidiary of the Borrower is bound or by which the Borrower or any subsidiary of the Borrower or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Borrower or any subsidiary of the Borrower or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Borrower or any subsidiary of the Borrower, which violation could reasonably be expected to have a material adverse effect on the Borrower and its subsidiaries, taken as a whole.

                    (d) GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Borrower or any subsidiary of the Borrower of this Note or the Collateral Documents, as the case may be.

         SECTION 4. EVENTS OF DEFAULT. The following are "EVENTS OF DEFAULT" hereunder:

                    (a) any failure by the Borrower or any subsidiary of the Borrower, as the case may be, to pay when due all or any principal, or accrued interest or any other fees or other amounts owing hereunder or under the Collateral Documents, whether upon demand or by acceleration or otherwise; or

                    (b) any failure by the Borrower or any subsidiary of the Borrower, as the case may be, to comply with any of the covenants, conditions or agreements set forth in this Note or the Collateral Documents and such failure shall continue uncured for a period of thirty (30) days after written notice to the Borrower from the Lender; or

                    (c) any representation, warranty or statement made or deemed made by the Borrower or any subsidiary of the Borrower, as the case may be, in this Note or the Collateral Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                    (d) if the Borrower or any subsidiary of the Borrower shall
(i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator for any of its property, (ii) generally fail to pay debts as they become due, or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, (v) file a voluntary petition in bankruptcy or a petition or bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, (vi) have commenced against it any case, proceeding or other action of a nature described in clauses (i) through (v) above, which remains undischarged for a period of sixty (60) days, or (vii) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing; or

                    (e) if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any subsidiary of the Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or any subsidiary of the Borrower or appointing a receiver, trustee, custodian, liquidator or other such official of the Borrower or any subsidiary of the Borrower, or of all or a substantial part of their assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or

                    (f) any dissolution, liquidation or winding up of the Borrower or any subsidiary of the Borrower or any substantial portion of their business; or

                    (g) one or more final judgments for the payment of money in an aggregate amount in excess of $100,000 above the amount(s) which is covered by reputable third-party insurance carriers shall be rendered against the Borrower or any subsidiary of the Borrower and not vacated or satisfied within sixty (60) days of such judgment; or

                    (h) default (after giving effect to any applicable grace period) shall be made with respect to the payment of any indebtedness of the Borrower or any subsidiary of the Borrower which exceeds $100,000, or the Borrower or any subsidiary of the Borrower fails to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing indebtedness which exceeds $100,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall exercise or assert any rights or remedies they may have against the Borrower or any subsidiary of the Borrower or any collateral provided with respect to such indebtedness; or

                    (i) if the Borrower or any subsidiary of the Borrower shall take any corporate action authorizing, or in furtherance of, the foregoing.

         SECTION 5. NOTICE TO LENDER ON DEFAULT. When any Event of Default has occurred, or if the Lender gives any notice or takes any other action with respect to a claimed default, the Borrower agrees to give notice to the Lender within three (3) Business Days after such default shall first become known to any officer of the Borrower.

         SECTION 6. REMEDIES ON DEFAULT. If any Event of Default shall occur and be continuing, then the entire principal balance and all accrued interest under this Note shall, at the option of the Lender and upon written notice to the Borrower by the Lender (except in the case of any Event of Default under Sections 4(d) or 4(e) above, in which event acceleration shall be automatic), become immediately due and payable. Each right, power or remedy of the Lender upon the occurrence of any Event of Default as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by any Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

         SECTION 7. SECURITY. In order to secure the due and punctual payment of the outstanding principal of this Note and all accrued but unpaid interest thereon when and as the same shall be due and payable according to the terms of this Note, whether on demand, by acceleration or otherwise, the Borrower hereby agrees that (a) it has granted a security interest in the real property and personal property assets referenced in that certain mortgage dated

December 20, 2005 between Touch 1 Communications, Inc., an Alabama corporation (the "GUARANTOR") and Lender, and it shall grant a security interest in all real property and personal property assets hereafter acquired by the Borrower or its subsidiaries (such assets, the "COLLATERAL") in favor of the Lenders and (b) it shall cause its subsidiary, the Guarantor, to guarantee the Borrower's obligations under this Note, pursuant to Section 22 hereof, in each case, pursuant to security agreements, mortgages, guarantees, deeds of trust or other similar instruments in form and substance acceptable to the Lender (such agreements and instruments, the "COLLATERAL DOCUMENTS"); PROVIDED, HOWEVER, that neither Borrower nor any of its subsidiaries will be required to grant any security interest in accounts receivable that would result in a default under or otherwise impede transactions contemplated by that certain Receivables Sales Agreement dated March 28, 2005 by and between Trinsic Communications, Inc., Touch 1 Communications, Inc. and Thermo Credit LLC, as it may be amended from time to time with the consent of the Lender.

         SECTION 8. APPLICATION OF PAYMENTS. Each payment or prepayment received by the Lender hereunder, except as expressly set forth herein, shall be applied FIRST, to the payment of accrued interest on this Note to the date of such payment and SECOND, to the payment of the principal amount of this Note.

         SECTION 9. EXPENSES AND INDEMNITY. The Borrower agrees to pay and shall pay all costs and expenses (including the Lender's attorney's fees and expenses) reasonably incurred by the Lender in connection with the preservation and enforcement of the Lender's rights under this Note, whether suit shall be brought or not. In addition, the Borrower shall pay, indemnify and hold the Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever arising out of or in connection with this Note or any claim (whether or not asserted in any legal proceeding), litigation, investigation, arbitration or proceeding relating to this Note; PROVIDED that the Borrower shall have no obligation hereunder to the Lender with respect to such indemnified liabilities arising from the gross negligence or willful misconduct of the Lender.

         SECTION 10. MODIFICATION OR AMENDMENT. This Note or any term hereof may be amended, supplemented or modified only by a written instrument executed by the Borrower and the Lender.

         SECTION 11. WAIVER; CUMULATIVE REMEDIES. No failure or delay by the Lender to require the performance of any term or terms of this Note or to exercise any right, or any remedy shall constitute a waiver of any such term or of any right or of any default, nor shall such delay or failure preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Lender shall not be deemed to waive the right either to require payment when due of all other amounts payable, or to later declare a default for failure to effect such payment of any such other amount. The failure of the Lender to give notice of any failure or breach of the Borrower under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         SECTION 12. REGISTRY. The Borrower (or its agent) shall maintain at the address for the Borrower set forth in Section 16 a copy of any assignment and acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lender and any of its successors or permitted assigns (together, "PERMITTED LENDERS") and the commitment of, principal amount of, and stated interest on the Note owing to each Permitted Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Permitted Lenders shall treat each Permitted Lender whose name is recorded in the Register as the owner of the Note for all purposes of this Agreement. Any assignment of the Note, whether or not evidenced by a physical security, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each physical security shall expressly so provide). Any assignment or transfer of all or part of the Note evidenced by a physical security shall be registered on the Register only upon surrender for registration of assignment or transfer of the physical security evidencing such Note, accompanied by a duly executed assignment and acceptance; thereupon one or more new physical securities in the same aggregate principal amount shall be issued to the designated assignee, and the old physical security shall be returned by the applicable Lender (or its agent) to the Borrower marked "canceled." The Register shall be available for inspection by the Borrower or any Permitted Lender (with respect to any entry relating to such Permitted Lender) at any reasonable time and from time to time upon reasonable prior notice.

         SECTION 13. TRANSFER. Subject to the provisions of Section 12, the Lender acknowledges that this Note has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

         SECTION 14. ASSIGNMENT; SUCCESSORS. Subject to the provisions of
Section 12, the Lender may assign its rights and obligations under this Note to any person or entity without the consent of the Borrower. The Borrower may not assign its obligations under this Note without the prior written consent of the Lender. Any purported assignment prohibited hereby shall be void. The provisions of this Note shall be binding upon and inure to the benefit of the Lender and the Borrower, their respective personal representatives, heirs, successors and permitted assigns.

         SECTION 15. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon notice by the Lender to the Borrower of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Borrower, and upon reimbursement to the Borrower of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Borrower will make and deliver a new note of like tenor, in lieu of this Note.

         SECTION 16. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied (with original sent via first-class mail) or sent by certified, registered, or express mail, postage prepaid, and addressed as set forth below. Any notice or other communication shall be deemed given when so delivered personally, telecopied or, if mailed, five (5) days after the date of deposit in the United States mails.

                  IF TO THE BORROWER:

                  Trinsic, Inc.
                  6091 South Harbour Island Boulevard
                  Suite 220
                  Tampa, Florida 33602
                  Telecopier No.:   (813) 233-4623
                  Attention:   General Counsel

                  WITH A COPY TO:

                  Cahill, Gordon & Reindel LLP
                  80 Pine Street
                  New York, New York 10005
                  Telecopier No.:   (212) 269-5420
                  Attention:   Gary S. Brooks

                  IF TO THE LENDERS:

                  The 1818 Fund III, L.P.
                  c/o Brown Brothers Harriman & Co.
                  140 Broadway
                  New York, New York 10005
                  Telecopier No.:   (212) 493-8429
                  Attention:  Lawrence C. Tucker

                  WITH A COPY TO:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Attn:  Marilyn Sobel
                  Fax:  212-757-3990

         SECTION 17. BORROWER'S WAIVER. The Borrower waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given under the law to the Borrower in connection with the delivery, acceptance, performance, default or enforcement of this Note, and agrees to pay, on demand, all reasonable and documented out-of-pocket costs and expenses of collection of this Note and/or the enforcement of any Lender's rights with respect to this Note, including reasonable and documented attorney's fees, and agrees that the Lender shall have the right to set off upon written notice to the Borrower any and all sums at any time owed by or due from such Lender to the Borrower, whether or not matured.

         SECTION 18. GOVERNING LAW. This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 19. CONSENT TO JURISDICTION. The Borrower hereby agrees and consents that any action, suit or proceeding arising out of this Note may be brought in any appropriate court located in the State and City of New York including the United States District Court for the Southern District of New York, or in any other court having jurisdiction over the subject matter, all at the election of the Lender in its absolute discretion, and by the issuance and execution of this Note the Borrower irrevocably consents to the jurisdiction of each such court. The Borrower irrevocably consents to the service of any complaint, summons, notice or other process relating to any action or proceeding by delivery thereof to it by hand or by any other manner provided for in Section 16 hereof.

         SECTION 20. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance is held invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         SECTION 21. HEADINGS. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.

         SECTION 22. GUARANTY. GUARANTOR agrees to be jointly and severally liable with the Borrower to Lender for any liability under this Note.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower has duly caused this Note to be signed on its behalf, in its name and by its duly authorized officer as of the date first set forth above.

                                       BORROWER:

                                       TRINSIC, INC.


                                       By: /s/ Horace J. Davis, III
                                           ---------------------------------
                                           Name:  Horace J. Davis, III
                                           Title: Chief Executive Officer


                                       GUARANTOR:

                                       TOUCH 1 COMMUNICATIONS, INC.,
                                       an Alabama corporation


                                       By: /s/ Horace J. Davis, III
                                           ---------------------------------
                                           Name:  Horace J. Davis, III
                                           Title: Chief Executive Officer




                [Signature Page to 1818 Fund III Promissory Note]